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                      SECURITIES AND EXCHANGE COMMISSION

                               WASHINGTON, D.C.

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                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES AND EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported)    October 9, 2001
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                         InSight Health Services Corp.
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              (Exact name of registrant as specified in charter)


Delaware                                 0-28622               33-0702770
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(State or other jurisdiction           (Commission          (I.R.S. Employer
of incorporation)                      file number)        Identification No.)


4400 MacArthur Boulevard, Suite 800, Newport Beach, CA 92660
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(Address of principal executive offices)              (Zip Code)


                                (949) 476-0733
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              Registrant's telephone number, including area code


                                      N/A
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         (Former name or former address, if changed since last report)
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Item 5.   Other Events

On October 9, 2001, InSight issued a press release announcing that Banc of America and its affiliates have committed, subject to certain terms and conditions, to provide $200 million in senior subordinated debt financing which is required to complete the previously announced proposed merger. In addition, the InSight board of directors has agreed to extend by one day the date by which any party may terminate the agreement and plan of merger, if the merger is not completed, to October 18, 2001.

A copy of the press release is attached hereto as Exhibit 99.1.

Item 7.   Exhibits

Exhibits:

  2.1 Second Amendment to the Agreement and Plan of Merger, dated as of October 9, 2001, by and among InSight Health Services Holdings Corp., InSight Health Services Acquisition Corp. and InSight Health Services Corp.

 99.1     Press Release dated October 9, 2001.
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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       INSIGHT HEALTH SERVICES CORP.


Date:  October 9, 2001              By: /s/ STEVEN T. PLOCHOCKI
                                       -----------------------------------------
                                       Steven T. Plochocki
                                       President and Chief Executive Officer
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EXHIBIT INDEX

Exhibits:
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  2.1          Second Amendment to the Agreement and Plan of Merger, dated as of
               October 9, 2001, by and among InSight Health Services Holdings Corp., InSight Health Services Acquisition Corp. and InSight Health Services Corp.

 99.1          Press Release dated October 9, 2001.